Exhibit 32.1
THE MACERICH COMPANY (The Company)
WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned, Jackson Hsieh and Daniel E. Swanstrom II, the Chief Executive Officer and Chief Financial Officer, respectively, of The Macerich Company (the "Company"), pursuant to 18 U.S.C. §1350, each hereby certify that, to the best of his knowledge:
(i)the Annual Report on Form 10-K for the year ended December 31, 2024 of the Company (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2025

/s/ JACKSON HSIEH
Chief Executive Officer and Director

/s/ DANIEL E. SWANSTROM II
Senior Executive Vice President and Chief Financial Officer